EXHIBIT 32
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF GASCO ENERGY, INC.
PURSUANT TO 18 U.S.C. § 1350
     I, Mark A. Erickson, President and Chief Executive Officer of Gasco Energy, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-K for the period ending December 31, 2008 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.
     I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark Erickson
Name:	Mark A. Erickson
Date: March 4, 2009

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF GASCO ENERGY, INC.
PURSUANT TO 18 U.S.C. § 1350
     I, W. King Grant, Executive Vice President and Chief Financial Officer of Gasco Energy, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-K for the period ending December 31, 2008 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.
     I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. King Grant
Name:	W. King Grant
Date: March 4, 2009